UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2015 (November 11, 2015)

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

First Capital Real Estate Trust Incorporated (the “Company”) is filing this amendment to the Current Report on Form 8-K (the “Amendment”) filed by the Company on November 17, 2015 (the “Original 8-K”), to correct certain information in Item 4.01 pertaining to a relevant time period that was misstated in the Original 8-K. Specifically, during the fiscal years ended December 31, 2013 and December 31, 2014, and the subsequent interim period through November 16, 2015 (not October 12, 2015, as stated in the Original 8-K), neither the Company nor anyone acting on its behalf has consulted with Marcum LLP (“Marcum”) regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s consolidated financial statements, and Marcum did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Except as stated in this Explanatory Note, no other information contained in the Original 8-K is being amended, updated or otherwise revised. The Amendment speaks as of the filing date of the Original 8-K, does not reflect any events that may have occurred subsequent to such date, should be read in conjunction with the Original 8-K and does not modify or update in any way disclosures made in the Original 8-K except as stated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: November 23, 2015	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors